Exhibit 99.1

Ur-Energy Provides Q1 Update on Operations and

 Activities Supporting Ramp Up at Lost Creek

Littleton, Colorado (ACCESSWIRE – April 12, 2023) Ur-Energy Inc. (NYSE American:URG)(TSX:URE) (“Ur-Energy” or the “Company”) is pleased to provide an update on Q1 operations and activities related to ramp up at its Lost Creek In-Situ Recovery Project (“Lost Creek”) and ongoing construction at its Casper, Wyoming Operations Headquarters.

The Company announced in December 2022 that we have secured sufficient long-term sales commitments to warrant ramp up of operations at Lost Creek to levels sufficient to deliver into those contracts. With sales commitments currently totaling 3.2 million pounds U3O8 through 2028 (600,000 pounds U3O8 per year beginning in 2024, +/- a small flex) we would like to detail recent and ongoing activities that will enable us to meet our production targets.

Significantly, recruitment of personnel has progressed to the point where all necessary operations staff are onboard to support required regulatory, safety, drilling, construction, wellfield, and plant activities. New hires have been safety trained and are at various stages of training with respect to their operating positions. We are pleased to share that our employees are again being recruited from many Wyoming communities including Casper, Rawlins, Riverton, Lander, and additional smaller nearby towns. The total number of employees assigned to Lost Creek is approaching 50, with several more management and support staff based in Casper and in Littleton, Colorado. Additional interviews and hiring continue for the remaining open positions.

While the Wyoming winter of 2022-2023 has been particularly harsh, we have been able to advance many of our objectives making it possible to begin ramping up production in Q2 2023. Our earlier drilling and well installation activities mean that Header House (HH) 2-4 is ready for final surface construction. In addition, the Geology and Drilling departments have completed, and are evaluating, delineation in HHs 2-5 through 2-9. Well installation has also progressed substantially into HH 2-5 to make it ready for construction when HH 2‑4 is complete. Despite continuing supply chain challenges, the team has pre-purchased and stored material for upcoming drilling.

Surface construction has also advanced significantly, including installation of the pipeline and powerline to HH 2-4. Trenching, pipe and wire placement to all individual wells is complete and the HH 2-4 building is set on its foundation. Work now focuses on making final electrical, piping and instrument terminations with the goal of bringing the house into production in 2023 Q2. Again, staff have been proactive in ordering long lead-time materials required for the construction team to meet the upcoming timelines required for sales deliveries.

Our delineation drilling program saw 120 delineation holes completed within MU2 to facilitate final wellfield design for the next four header houses. This program was successful in providing better definition of resources and increased the confidence level of resources from the Indicated and Inferred categories to the Measured category with virtually no loss of resource, nor reduction in grade. This is further assurance that our current geologic evaluation and resource estimation methodologies are appropriate and accurate for the deposit, which is key for efficient production planning and design as we move forward with ramp up.

1

The primary target for the delineation drilling was the roll front system within the HJ Horizon which is the current production zone for MU2.  In addition to the results within the HJ horizon, mineralization was routinely intersected in the underlying KM horizon. The KM resource in this discrete area has been characterized as Resource Area 12 (RA12) in our Lost Creek Property Technical Report Summary (“Lost Creek ISR Uranium Property, Sweetwater County, Wyoming, USA” September 19, 2022). RA12 is one of 12 resource areas for which a mineral resource has been calculated at Lost Creek. The KM resource in RA12 remains under-defined with much of the mineralization open-ended, highlighting potential resource growth with additional drilling which is scheduled to continue in this area during Q2 and Q3.

Additionally, along the northern edge of the drilled area, a deeper portion of the mineralized redox trend was encountered which was unexpected and lower in the section than currently identified roll front horizons. The best mineralized intercept recorded at this level was 17.5 ft. of 0.05% eU3O8 (0.88 GT) at a depth of 686.5 feet. This is an indication that the regional trough of oxidation that controls the mineralized system deepens and extends to the north where there currently is no drill data within approximately 3,000 feet. This newly identified portion of the trend is testament, again, to the resource growth potential, both locally in MU2 and RA12, and throughout the Lost Creek Property.

Our preparations at Lost Creek have not been limited to drilling and construction. Operations staff continue to perform maintenance on plant equipment to ensure readiness for budgeted production levels. These efforts have progressed steadily because of the qualifications of our existing staff and the addition of new operating and management staff who are extremely qualified to move Lost Creek back to commercial production. Work includes inspection of operating equipment, vessels and tanks with maintenance occurring as required. Staff continue to cross-train in all plant operating practices in preparation for regular production.

We are also pleased to report on the progress of our centralized construction and laboratory facility. Ground was broken last year on the 6,000 square foot building adjacent to our Casper office building that will house separate areas for prefabrication of header houses and piping and a centralized chemistry laboratory to serve current and future Wyoming operations. The construction facility will allow us to efficiently fabricate header houses and transport them to the production site for timely installation. Because the facility is in Casper, significant savings will be realized from reduced travel and transportation of individual components. The laboratory will utilize the same concept to perform all the necessary measurements required at an in-situ uranium facility without lab staff commuting daily. Instead, site employees will transport materials to the lab. The facility is expected to be ready to support Lost Creek operations in May 2023 and will serve Shirley Basin and other Company production sites in the future.

Steve Hatten, the Company's COO, stated, “I am so proud to be associated with the hard-working and capable employees at our Company. They are working tirelessly to be able to move to renewed, elevated production that will supply our nuclear fuel customers for years to come. I am also excited that America has begun to realize the real ‘green’ value of nuclear energy as well as supporting its importance in energy security. We look forward to continuing to be a proven, front-line provider in the nuclear energy supply chain.”

The Company is well financed with $79.0 million in cash as of March 1, 2023. We have sufficient conversion facility inventory on hand to meet our 2023 delivery commitments and anticipate selling a total of 280,000 pounds U3O8 at an average price of $61.89 for proceeds of $17.3 million in 2023.

Beyond our flagship Lost Creek Project, our second planned production site, Shirley Basin, has received all permits and licenses required to construct and operate the one million pound per year wellfield and two million pound per year processing plant. A decision to build out the Shirley Basin Project will be predicated on additional long-term sales contracts. We expect operating costs at Shirley Basin to be lower than those seen to date at Lost Creek due to shallow depth of the mineral, historical completion of extensive drilling, and significant existing infrastructure. For now, our planned installation of the monitor well ring for the first mine unit at Shirley Basin has been temporarily deferred due to the Wyoming winter and higher priorities at Lost Creek.

2

John K. Cooper, Ur-Energy Senior Geologist, SME Registered Member, C.P.G., and a Qualified Person as defined by NI 43-101, has reviewed and approved the technical disclosure contained in this news release. Mr. Cooper has verified the sampling, analytical and test data underlying the information contained in the disclosure set forth here.

About Ur-Energy

Ur-Energy is a uranium mining company operating the Lost Creek in-situ recovery uranium facility in south-central Wyoming. We have produced and packaged approximately 2.7 million pounds U3O8 from Lost Creek since the commencement of operations. Ur-Energy now has all major permits and authorizations to begin construction at Shirley Basin, the Company’s second in situ recovery uranium facility in Wyoming and is in the process of obtaining remaining amendments to Lost Creek authorizations for expansion of Lost Creek. Ur‑Energy is engaged in uranium mining, recovery and processing activities, including the acquisition, exploration, development, and operation of uranium mineral properties in the United States. The primary trading market for Ur‑Energy’s common shares is on the NYSE American under the symbol “URG.” Ur‑Energy’s common shares also trade on the Toronto Stock Exchange under the symbol “URE.” Ur-Energy’s corporate office is in Littleton, Colorado and its registered office is in Ottawa, Ontario.

FOR FURTHER INFORMATION, PLEASE CONTACT

John W. Cash, Chairman, CEO & President

866-981-4588, ext. 303

John.Cash@Ur-Energy.com

Cautionary Note Regarding Forward-Looking Information

This release may contain "forward-looking statements" within the meaning of applicable securities laws regarding events or conditions that may occur in the future (e.g., the ability to timely and cost-effectively ramp-up production operations to meet the delivery schedules in the agreements including whether the development efforts and preparations to date, including hiring, will expedite ramp-up as anticipated; whether our ongoing long-lead time purchasing efforts will be successful in staying ahead of supply chain challenges; whether our geologic evaluations and resource estimate methods will continue to be accurate to the Lost Creek deposit; whether the KM resource in RA12 will continue to grow as we conduct further drilling, and by what amount; whether the deeper portion of the mineralized redox trends encountered will prove to have additional mineralization as indicated; the timing for completion of our Casper centralized services facility and whether it will provide the financial, safety and environmental benefits we currently foresee; and the timing for determination of additional work and construction decision at Shirley Basin, and whether the operating costs at Shirley Basin will be lower than at Lost Creek) and are based on current expectations that, while considered reasonable by management at this time, inherently involve a number of significant business, economic and competitive risks, uncertainties and contingencies. Generally, forward-looking statements can be identified by the use of forward-looking terminology such as "plans," "expects," "does not expect," "is expected," "is likely," "estimates," "intends," "anticipates," "does not anticipate," or "believes," or variations of the foregoing, or statements that certain actions, events or results "may," "could," "might" or "will be taken," "occur," "be achieved" or "have the potential to." All statements, other than statements of historical fact, are considered to be forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements express or implied by the forward-looking statements. Factors that could cause actual results to differ materially from any forward-looking statements include, but are not limited to, capital and other costs varying significantly from estimates; failure to establish estimated resources and reserves; the grade and recovery of ore which is mined varying from estimates; production rates, methods and amounts varying from estimates; delays in obtaining or failures to obtain required governmental, environmental or other project approvals; inflation; changes in exchange rates; fluctuations in commodity prices; delays in development and other factors described in the public filings made by the Company at www.sedar.com and www.sec.gov. Readers should not place undue reliance on forward-looking statements. The forward-looking statements contained herein are based on the beliefs, expectations and opinions of management as of the date hereof and Ur-Energy disclaims any intent or obligation to update them or revise them to reflect any change in circumstances or in management's beliefs, expectations or opinions that occur in the future.

3